SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report: September 20, 2006
FIRST FINANCIAL BANCORP.
(Exact name of registrant as specified in its charter)

Ohio	0-12379	31-1042001
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 High Street Hamilton, Ohio		45011
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (513) 867-5447
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Form 8-K	First Financial Bancorp.
Item 2.02 Results of Operations and Financial Condition.
First Financial Bank, N.A., a wholly-owned subsidiary of First Financial Bancorp., completed the final phase of its previously announced sale of 193 problem credits as part of its strategy to reduce overall credit risk in the loan portfolio. The sale involved $38.1 million in primarily substandard commercial, commercial real estate, and retail real estate loans that were transferred to loans held for sale at the lower of cost or estimated fair value of $28.3 million. The loans were purchased by five independent parties for a combined price of $31.2 million.
The pre-tax gain for all previously announced loan sale transactions was approximately $2.0 million or $0.03 per share after-tax.
The Loan Portfolio Sales Group of Keefe, Bruyette and Woods, Inc. assisted First Financial in the loan sales.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST FINANCIAL BANCORP.

By:	/s/ J. Franklin Hall

J. Franklin Hall Senior Vice President and Chief Financial Officer
Date: September 26, 2006